UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

PS BUSINESS PARKS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California		91201-2349
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Item 8.01 Other Events

On November 4, 2013, PS Business Parks, Inc. (the “Company”) entered into an Underwriting Agreement with Goldman, Sachs & Co. (the “Underwriting Agreement”), in connection with the public offer and sale of 1,300,000 shares of common stock. The underwriter has been granted a 30-day option to purchase up to 195,000 additional shares of common stock. The Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Also on November 4, 2013, the Company entered into a Stock Purchase Agreement with Public Storage (the “Stock Purchase Agreement”) providing for the purchase by Public Storage of 950,000 shares of common stock from the Company at a purchase price of $79.25 per share, representing aggregate net proceeds to the Company of approximately $75.3 million. Closing under the Stock Purchase Agreement is expected to occur concurrently with the closing of the public offering. The completion of the public offering is a condition precedent to the closing under the Stock Purchase Agreement. The Stock Purchase Agreement is attached hereto as Exhibit 1.2 and incorporated herein by reference.

The issuance of the common stock under the Stock Purchase Agreement will be made in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit 1.1.	Underwriting Agreement, dated November 4, 2013, by and among the Company, PS Business Parks L.P. and Goldman, Sachs & Co.

Exhibit 1.2.	Stock Purchase Agreement by and between the Company and Public Storage.

Exhibit 5.1.	Opinion of Hogan Lovells US LLP as to the legality of the shares to be issued pursuant to the Underwriting Agreement.

Exhibit 23.1.	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: November 6, 2013	By:	/s/ Edward A. Stokx
Edward A. Stokx
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1.	Underwriting Agreement, dated November 4, 2013, by and among the Company, PS Business Parks L.P. and Goldman, Sachs & Co.

Exhibit 1.2.	Stock Purchase Agreement by and between the Company and Public Storage.

Exhibit 5.1.	Opinion of Hogan Lovells US LLP as to the legality of the shares to be issued pursuant to the Underwriting Agreement.

Exhibit 23.1.	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).